UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 21, 2009

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail
Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 21, 2009, the Board of Directors (the “Board”) of Office Depot, Inc. (the “Company”) adopted revised Corporate Governance Guidelines (the “Revised Guidelines”). The Revised Guidelines provide for, among other things, the future separation of the positions of Chief Executive Officer of the Company (the “CEO”) and Chair of the Board (the “Chair”) to allow an “independent” director of the Board to serve as the Chair. This provision will not apply to the Company’s sitting CEO whose employment agreement requires that he also serve as the Chair.

The foregoing description of the revisions of the Revised Guidelines does not purport to be complete and is qualified in its entirety by reference to the Revised Guidelines filed as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The Revised Guidelines also are available on the Company's website at www.officedepot.com. No portion of this website is incorporated by reference into this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Office Depot, Inc. Corporate Governance Guidelines, as amended on October 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: October 26, 2009	By:	/S/ ELISA D. GARCIA C.
Elisa D. Garcia C.
Executive Vice President, General Counsel & Corporate Secretary

Exhibit Index

Exhibit Number	Description

99.1	Office Depot, Inc. Corporate Governance Guidelines, as amended on October 21, 2009.

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